As filed with the Securities and Exchange Commission on August 9, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0602661
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

300 Third Street Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

2009 Stock Incentive Plan, as amended

(Full Title of the Plan)

John M. Maraganore, Ph.D.

Chief Executive Officer

Alnylam Pharmaceuticals, Inc.

300 Third Street

Cambridge, Massachusetts 02142

(Name and Address of Agent For Service)

(617) 551-8200

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock (including associated Series A Junior Participating Preferred Stock Rights), $0.01 par value per share	3,700,000 shares(2)	$46.63	$172,531,000	$23,534

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of 3,700,000 shares issuable under the 2009 Stock Incentive Plan, as amended, pursuant to the terms of such plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on August 7, 2013.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-165105, filed by the Registrant on February 26, 2010 relating to the Registrant’s 2009 Stock Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Number	Description

5.1	Opinion of Goodwin Procter LLP, counsel to the Registrant

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Regulus Therapeutics Inc.

24	Power of Attorney (included on the signature page of this registration statement)

99.1	2009 Stock Incentive Plan, as amended, of the Registrant (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 9, 2013 (File No. 000-50743) and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 9th day of August, 2013.

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ John M. Maraganore, Ph.D.
John M. Maraganore, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Alnylam Pharmaceuticals, Inc., hereby severally constitute and appoint John M. Maraganore and Michael P. Mason, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Alnylam Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John M. Maraganore, Ph.D. John M. Maraganore, Ph.D.	Director and Chief Executive Officer (Principal Executive Officer)	August 9, 2013

/s/ Michael P. Mason Michael P. Mason	Vice President of Finance and Treasurer (Principal Financial and Accounting Officer)	August 9, 2013

/s/ Dennis A. Ausiello, M.D. Dennis A. Ausiello, M.D.	Director	August 9, 2013

/s/ John K. Clarke John K. Clarke	Director	August 9, 2013

/s/ Victor J. Dzau, M.D. Victor J. Dzau, M.D.	Director	August 9, 2013

/s/ Marsha H. Fanucci Marsha H. Fanucci	Director	August 9, 2013

/s/ Steven M. Paul, M.D. Steven M. Paul, M.D.	Director	August 9, 2013

/s/ Paul R. Schimmel, Ph.D. Paul R. Schimmel, Ph.D.	Director	August 9, 2013

/s/ Phillip A. Sharp, Ph.D. Phillip A. Sharp, Ph.D.	Director	August 9, 2013

/s/ Kevin P. Starr Kevin P. Starr	Director	August 9, 2013

INDEX TO EXHIBITS

Number	Description

5.1	Opinion of Goodwin Procter LLP, counsel to the Registrant

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Regulus Therapeutics Inc.

24	Power of Attorney (included on the signature page of this registration statement)

99.1	2009 Stock Incentive Plan, as amended, of the Registrant (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 9, 2013 (File No. 000-50743) and incorporated herein by reference)